UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VeriFone Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3692546
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2099 Gateway Place, Suite 600 San Jose, California 95110
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-121947

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.01 per share, of VeriFone Holdings, Inc. (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Our Capital Stock” in the Registrant’s registration statement on Form S-1, as amended (File No. 333-121947), originally filed on January 11, 2005, which section is incorporated herein by reference.

Item 2.    Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 28, 2005	VeriFone Holdings, Inc.

	By:	/s/ Douglas G. Bergeron
		Name:	Douglas G. Bergeron
		Title:	Chairman of the Board of Directors and Chief Executive Officer

3